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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of Report (Date of earliest event reported)
                                  June 11, 2001

                            NTN COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                         001-11460             31-1103425
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

       5966 LA PLACE COURT
       CARLSBAD, CALIFORNIA                                         92008
(Address of Principal Executive Offices)                          (Zip Code)


                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)


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ITEM 5. OTHER EVENTS.

On June 11, 2001, NTN Communications, Inc. announced that its subsidiary, Buzztime Entertainment, Inc., had entered into a development, license and marketing agreement with Scientific Atlanta, Inc. to co-develop an application to enable operation of a BUZZTIME interactive trivia game show channel on Scientific Atlanta's Explorer digital interactive set-top network for distribution by cable operators to their subscribers. Buzztime will be responsible for the trivia game channel content including ongoing programming and player promotions. The channel will derive revenue from cable operator license fees, premium subscription fees and advertising revenue.

In connection with the development, license and marketing agreement, an affiliate of Scientific Atlanta agreed to invest $1.0 million in Buzztime for 636,943 shares of Buzztime's preferred stock, representing 6% of Buzztime's capitalization on an as-converted basis, and warrants to obtain an additional 159,236 shares of Series A Preferred Stock. Each share of preferred stock is initially convertible into one share of Buzztime's common stock at a conversion price of $1.57, subject to future adjustment, and entitled to a non-cumulative dividend of 8%, if, when and as declared by Buzztime's board of directors. The $1.0 million in net proceeds may only be used towards development of the application for Scientific Atlanta and fulfillment of Buzztime's obligations under the development, license and marketing agreement.

NTN agreed to grant Scientific Atlanta a right to exchange its shares of Buzztime's preferred stock into shares of NTN common stock upon the earliest of
(i) Buzztime is unable to obtain additional equity financing of $2.0 million before June 8, 2002, (ii) the liquidation, dissolution or bankruptcy of Buzztime before June 8, 2002, (iii) the failure of Buzztime to conduct a qualified public offering by June 8, 2004, or (iv) a change in control of Buzztime before June 8, 2002. The exchange price will be the 20-day average closing of NTN's common stock immediately preceding the date Scientific Atlanta gives notice of its exercise of its rights. NTN granted Scientific Atlanta piggyback and S-3 registration rights on any NTN shares it would receive in such exchange.

Upon receipt of $1.0 million from Scientific Atlanta on June 25, 2001, Buzztime issued 636,943 shares of Series A Preferred Stock to Scientific Atlanta, thereby consummating the securities purchase transaction.

The full text of the press release describing the Scientific Atlanta transaction is set forth in Exhibit 99.1 attached hereto.

ITEM 7. EXHIBITS.

      Exhibit
      Number        Description
      -------       -----------

       99.1         Press release dated June 11, 2001.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NTN COMMUNICATIONS, INC.


                                            By:  /s/ James B. Frakes
                                               --------------------------------
                                                     James B. Frakes
                                                     Chief Financial Officer

Date:  June 29, 2001

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                               INDEX TO EXHIBITS

      EXHIBIT
      NUMBER        DESCRIPTION
      -------       -----------
       99.1         Press release dated June 11, 2001.